Exhibit 10.1
INVESTMENT AGREEMENT
INVESTMENT AGREEMENT (this “Agreement”), dated as of May 20, 2009 by and between PolyMedix, Inc., a Delaware corporation (the “Company”), and Dutchess Equity Fund, LP, a Delaware Limited Partnership (the “Investor”).
WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Investor shall invest up to ten million dollars ($10,000,000) to purchase the Company’s common stock, $.001 par value per share (the “Common Stock”);
WHEREAS, such investments will be made in reliance upon Section 4(2) of the Securities Act of 1933, as amended (the “1933 Act”), and the rules and regulations promulgated thereunder, and/or upon such other exemption from the registration requirements of the 1933 Act as may be available with respect to any or all of the investments in Common Stock to be made hereunder; and
WHEREAS, contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement substantially in the form attached hereto (the “Registration Rights Agreement”) pursuant to which the Company has agreed to provide certain registration rights under the 1933 Act, and the rules and regulations promulgated thereunder, and applicable state securities laws.
NOW THEREFORE, in consideration of the foregoing recitals, which shall be considered an integral part of this Agreement, the covenants and agreements set forth hereafter, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Investor hereby agree as follows:
SECTION 1. DEFINITIONS.
As used in this Agreement, the following terms shall have the following meanings specified or indicated below, and such meanings shall be equally applicable to the singular and plural forms of such defined terms.
“1933 Act” shall have the meaning set forth in the recitals, above.
“1934 Act” shall mean the Securities Exchange Act of 1934, as amended.
“AAA” shall have the meaning specified in Section 12(A).
“Agreement” shall have the meaning specified in the preamble, above.
“By-laws” shall have the meaning specified in Section 4(C).
“Certificate of Incorporation” shall have the meaning specified in Section 4(C).
“Closing” shall have the meaning specified in Section 2(G).
“Closing Date” shall have the meaning specified in Section 2(G).
“Common Stock” shall have the meaning set forth in the recitals, above.
“Company” shall have the meaning specified in the preamble, above.
“DTC” shall have the meaning specified in Section 2(G).
“DWAC” shall have the meaning specified in Section 2(G).
POLYMEDIX, INC. INVESTMENT AGREEMENT. MAY 2009.

“Effective Date” shall mean the date the Registration Statement is declared effective by the SEC.
“Environmental Laws” shall have the meaning specified in Section 4(M).
“Equity Line Transaction Documents” shall mean this Agreement and the Registration Rights Agreement.
“Execution Date” shall mean the date indicated in the preamble, above.
“FAST” shall have the meaning specified in Section 2(G).
“Indemnified Liabilities” shall have the meaning specified in Section 11.
“Indemnitees” shall have the meaning specified in Section 11.
“Indemnitor” shall have the meaning specified in Section 11.
“Investor” shall have the meaning indicated in the preamble, above.
“knowledge of the Company” shall mean the actual knowledge of the principal executive officer and principal financial officer of the Company.
“Market Price” shall mean the VWAP of the Common Stock during the applicable Pricing Period. Any Trading Days during the Pricing Period where the daily VWAP is ten percent (10%) above or ten percent (10%) below the VWAP for the entire Pricing Period, and any Trading Days for which the Company has withdrawn a portion of a Put Amount pursuant to Section 2(C), will be omitted from this calculation.
“Material Adverse Effect” shall have the meaning specified in Section 4(A).
“Maximum Common Stock Issuance” shall have the meaning specified in Section 2(H).
“Minimum Acceptable Price” with respect to any Put shall be the price set forth by the Company in the applicable Put Notice.
“Open Market Adjustment Amount” shall have the meaning specified in Section 2(I).
“Open Market Purchase” shall have the meaning specified in Section 2(I)
“Open Period” shall mean the period beginning on and including the Trading Day immediately following the Effective Date and ending on the earlier to occur of (i) the date which is thirty-six (36) months from the Effective Date; or (ii) termination of the Agreement in accordance with Section 9, below.
“PCAOB” shall have the meaning specified in Section 4(F).
“Pricing Period” shall mean the five-Trading Day period beginning on the Put Notice Date and ending on and including the date that is four (4) Trading Days after such Put Notice Date.
“Principal Market” means the Nasdaq Capital Market, the NYSE Amex, the New York Stock Exchange, the Nasdaq Global Market, the Nasdaq Global Select Market or the OTC Bulletin Board, whichever is the principal market on which the Common Stock of the Company is listed or quoted.
POLYMEDIX, INC. INVESTMENT AGREEMENT. MAY 2009.

“prospectus” shall mean any prospectus, preliminary prospectus and supplemental prospectus used in connection with the Registration Statement.
“Purchase Price” shall mean ninety-five percent (95%) of the Market Price during the Pricing Period.
“Put” shall have the meaning set forth in Section 2(B) hereof.
“Put Amount” shall have the meaning set forth in Section 2(B) hereof.
“Put Notice” shall mean a written notice, in the form of Exhibit C attached hereto, sent to the Investor by the Company stating the Put Amount in U.S. dollars the Company intends to sell to the Investor pursuant to the terms of the Agreement and stating the current number of Shares issued and outstanding on such date.
“Put Notice Date” shall mean the Trading Day immediately following the day on which the Investor receives a Put Notice, however (notwithstanding anything to the contrary, including Section 12(G)), a Put Notice shall be deemed received on (a) the Trading Day it is received by facsimile, e-mail or otherwise by the Investor if such notice is received prior to 9:00 am Eastern Time, or (b) the immediately succeeding Trading Day if it is received by facsimile, e-mail or otherwise after 9:00 am Eastern Time on a Trading Day. No Put Notice shall be deemed received on a day that is not a Trading Day.
“Put Shares Due” shall have the meaning specified in Section 2(I).
“Registration Rights Agreement” shall have the meaning set forth in the recitals, above.
“Registration Statement” means a registration statement under the 1933 Act filed by the Company with the SEC to register the resale by the Investor of the Common Stock issuable hereunder.
“Resolution” shall have the meaning specified in Section 8(E).
“SEC” shall mean the U.S. Securities and Exchange Commission.
“SEC Documents” shall have the meaning specified in Section 4(F).
“Securities” shall mean the shares of Common Stock issued pursuant to the terms of the Agreement.
“Shares” shall mean the shares of the Company’s Common Stock.
“Subsidiaries” shall have the meaning specified in Section 4(A).
“Trading Day” shall mean any day on which the Principal Market for the Common Stock is open for trading, from the hours of 9:30 am until 4:00 pm.
“VWAP” shall mean, with respect to any particular period, the simple average of the daily volume weighted average prices for the Trading Days to be included in the calculation for such period.
POLYMEDIX, INC. INVESTMENT AGREEMENT. MAY 2009.

SECTION 2. PURCHASE AND SALE OF COMMON STOCK.
(A) PURCHASE AND SALE OF COMMON STOCK. Subject to the terms and conditions set forth herein, the Company may issue and sell to the Investor, and the Investor shall purchase from the Company, up to that number of Shares having an aggregate Purchase Price of Ten Million dollars ($10,000,000).
(B) DELIVERY OF PUT NOTICES. Subject to the terms and conditions of the Equity Line Transaction Documents, and from time to time during the Open Period, the Company may, in its sole discretion, deliver a Put Notice to the Investor which states the dollar amount (designated in U.S. Dollars) (the “Put Amount”) of Shares which the Company intends to sell to the Investor on a Closing Date (the “Put”). The Put Notice shall be in the form attached hereto as Exhibit C and incorporated herein by reference. The Company shall not be entitled to deliver a Put Notice which sets forth a Put Amount in excess of the greater of: (I) Two Hundred percent (200%) of the average daily volume (U.S. market only) of the Common Stock for the Three (3) Trading Days prior to the date of delivery of the applicable Put Notice, multiplied by the average of the closing prices for such Trading Days, or (II) two hundred fifty thousand dollars ($250,000). After the Company’s delivery of the initial Put Notice, the Company shall not be entitled to submit a subsequent Put Notice until the Closing in respect to the previous Put Notice has been completed.
(C) COMPANY’S RIGHT TO WITHDRAWAL. The Company shall reserve the right, but not the obligation, to withdraw one-fifth of the Put Amount for each Trading Day during the Pricing Period if the VWAP for such Trading Day is below the Minimum Acceptable Price, by submitting to the Investor prior to the applicable Closing Date, in writing, a notice to withdraw that portion of the Put Amount. In the event that the Company withdraws any portion of any Put Amount, only the balance of such Put Amount shall be put to the Investor.
(D) INTENTIONALLY OMITTED.
(E) CONDITIONS TO THE INVESTOR’S OBLIGATION TO PURCHASE. Notwithstanding anything to the contrary in this Agreement, the Company shall not be entitled to deliver a Put Notice, and the Investor shall not be obligated to purchase any Shares at a Closing, unless each of the following conditions are satisfied:
(I) a Registration Statement shall have been declared effective and shall remain effective and available for the resale of all the Registrable Securities (as defined in the Registration Rights Agreement) subject to a Put Notice at all times until the Closing with respect to the subject Put Notice;
(II) at all times during the period beginning on the applicable Put Notice Date and ending on and including the applicable Closing Date, the Common Stock shall have been listed or quoted on the Principal Market and shall not have been suspended from trading thereon for a period of two (2) consecutive Trading Days during the Open Period and the Company shall not have been notified of any pending or threatened proceeding or other action to suspend the trading of the Common Stock;
(III) the Company shall have materially complied with its obligations under, and shall not be otherwise in breach of or in default under, the Equity Line Transaction Documents, unless any such noncompliance, breach or default has been cured prior to delivery of the Investor’s Put Notice Date;
(IV) no injunction shall have been issued and remain in force, and no action shall have been commenced by a governmental authority which has not been stayed or abandoned, which, in either case, would prohibit the purchase or the issuance of the Securities; and
(V) the issuance of the Securities shall not violate any shareholder approval requirements of the Principal Market.
POLYMEDIX, INC. INVESTMENT AGREEMENT. MAY 2009.

If any of the events described in clauses (I) through (V) above occurs during a Pricing Period, then the Investor shall have no obligation to purchase the Put Amount of Common Stock set forth in the applicable Put Notice.
(F) RESERVED.
(G) MECHANICS OF PURCHASE OF SHARES BY INVESTOR. Subject to the satisfaction of the conditions set forth in Sections 2(E), 7 and 8, each closing of a purchase by the Investor of Shares (a “Closing”) shall occur on a date which is no earlier than the first Trading Day following the applicable Pricing Period and no later than ten (10) Trading Days following the applicable Put Notice Date (each a “Closing Date”). On or prior to each Closing Date, (I) the Company shall deliver to the Investor pursuant to this Agreement, certificates representing the Shares to be issued to the Investor on such date and registered in the name of the Investor; and (II) after receipt of confirmation of delivery of such Securities to the Investor, the Investor shall deliver to the Company the Purchase Price to be paid for such Shares by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company. Notwithstanding the foregoing clause (I), provided that the Company’s transfer agent then is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer (“FAST”) program, upon request of the Investor, the Company, in lieu of delivering physical certificates representing the Securities, shall use all commercially reasonable efforts to cause its transfer agent to electronically transmit the Securities by crediting the account of the Investor’s prime broker (as specified by the Investor within a reasonable period of time in advance of the Investor’s request) with DTC through its Deposit Withdrawal Agent Commission (“DWAC”) system.
The number of Shares to be put to the Investor and the Purchase Price to be paid by the Investor for the Shares at any Closing shall be determined based on the applicable Put Amount, any withdrawals by the Company of any portion of the applicable Put Amount pursuant to Section 2(C), and the applicable Pricing Period, and shall be set forth on a Put Settlement Sheet in the form attached hereto as Exhibit D. The number of Shares to be put to the Investor at a particular Closing shall equal the quotient of the applicable Put Amount divided by the applicable Purchase Price, rounded to the nearest whole Share.
The Company understands that a delay in the issuance of any Securities beyond the applicable Closing Date could result in economic damage to the Investor. After the Effective Date, as compensation to the Investor for actual losses, the Company agrees to make late payments to the Investor for late issuance of Securities (delivery of Securities after the applicable Closing Date) up to the amounts determined in accordance with the following schedule (where “No. of Days Late” represents the number of Trading Days after the applicable Closing Date that the Securities are actually delivered, with the Amounts being cumulative.):

LATE PAYMENT FOR EACH $10,000
NO. OF DAYS LATE	OF PURCHASE PRICE
3	$300
4	$400
5	$500
6	$600
7	$700
8	$800
9	$900
10	$1,000
Over 10	$1,000 + $200 for each Trading Day late after 10 days
The Company shall make any payments incurred under this Section 2(G) in immediately available funds upon demand by the Investor. Nothing herein shall limit the Investor’s right to pursue actual damages in excess of the amounts provided for herein for the Company’s failure to issue and deliver the Securities to the Investor or for any Open Market Adjustment Amount; provided, that, any amounts paid by the Company pursuant to this Section 2(G) shall offset any such actual damages and/or Open Market Adjustment Amount.
POLYMEDIX, INC. INVESTMENT AGREEMENT. MAY 2009.

(H) OVERALL LIMIT ON COMMON STOCK ISSUABLE. Notwithstanding anything contained herein to the contrary, the number of Shares issuable by the Company and purchasable by the Investor hereunder, shall not exceed 12,000,000 (the “Maximum Common Stock Issuance”).
(I) If, by the third (3rd) business day after a Closing Date, the Company fails to deliver any of the Shares Put to the Investor on such Closing Date (the “Put Shares Due”) and the Investor purchases, in an open market transaction or otherwise, shares of Common Stock necessary to make delivery to a third party of Shares which could have been delivered from the Put Shares Due if the full amount of the Put Shares Due had been timely delivered to the Investor by the Company (the “Open Market Purchase”), then the Company shall pay to the Investor, in addition to delivering the Put Shares Due and not in lieu thereof, the Open Market Adjustment Amount (as defined below). The “Open Market Adjustment Amount” is the amount equal to the excess, if any, of (x) the Investor’s total purchase price (including brokerage commissions, if any) for the Open Market Purchase minus (y) the net proceeds (after brokerage commissions, if any) received by the Investor from the sale of the Put Shares Due. The Company shall pay the Open Market Adjustment Amount to the Investor in immediately available funds within five (5) business days of written demand by the Investor. By way of illustration and not in limitation of the foregoing, if the Investor purchases shares of Common Stock having a total purchase price (including brokerage commissions) of $11,000 in an Open Market Purchase to cover a sale of shares of Common Stock for net proceeds of $10,000, the Open Market Adjustment Amount which the Company would be required to pay to the Investor would be $1,000.
(J) LIMITATION ON AMOUNT OF OWNERSHIP. Notwithstanding anything to the contrary in this Agreement, in no event shall the Investor be required to purchase that number of Shares, which when added to the sum of the number of shares of Common Stock beneficially owned (as such term is defined under Section 13(d) and Rule 13d-3 of the 1934 Act), by the Investor, would exceed 4.99% of the number of shares of Common Stock outstanding (as determined in accordance with Rule 13d-1 of the 1934 Act) on the applicable Closing Date.
SECTION 3. INVESTOR’S REPRESENTATIONS, WARRANTIES AND COVENANTS.
The Investor represents and warrants to the Company, and covenants, that:
(A) SOPHISTICATED INVESTOR. The Investor has, by reason of its business and financial experience, such knowledge, sophistication and experience in financial and business matters and in making investment decisions of this type that it is capable of (I) evaluating the merits and risks of an investment in the Securities and making an informed investment decision; (II) protecting its own interest; and (III) bearing the economic risk of such investment for an indefinite period of time.
(B) AUTHORIZATION; ENFORCEMENT. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Investor and is a valid and binding agreement of the Investor enforceable against the Investor in accordance with its terms, subject as to enforceability to general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.
(C) SECTION 9 OF THE 1934 ACT. During the term of this Agreement, the Investor will comply with the provisions of Section 9 of the 1934 Act, and the rules promulgated thereunder, with respect to transactions involving the Common Stock. The Investor agrees not to sell the Company’s Common Stock short, either directly or indirectly through its affiliates, principals or advisors, during the term of this Agreement.
POLYMEDIX, INC. INVESTMENT AGREEMENT. MAY 2009.

(D) ACCREDITED INVESTOR. Investor is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D promulgated under the 1933 Act.
(E) NO CONFLICTS. The execution, delivery and performance of the Equity Line Transaction Documents by the Investor and the consummation by the Investor of the transactions contemplated hereby and thereby will not result in a violation of the partnership agreement or other organizational documents of the Investor.
(F) OPPORTUNITY TO DISCUSS. The Investor has received all materials relating to the Company’s business, finance and operations which it has requested. The Investor has had an opportunity to discuss the business, management and financial affairs of the Company with the Company’s management.
(G) INVESTMENT PURPOSES. The Investor is purchasing the Securities for its own account for investment purposes and not with a view towards distribution or resale in violation of the 1933 Act, and agrees to resell or otherwise dispose of the Securities solely in accordance with the registration provisions of the 1933 Act or pursuant to an exemption from such registration provisions.
(H) NO REGISTRATION AS A DEALER. The Investor is not and will not be required to be registered as a “dealer” under the 1934 Act, either as a result of its execution and performance of its obligations under this Agreement or otherwise.
(I) GOOD STANDING. The Investor is a limited partnership, duly organized, validly existing and in good standing in the State of Delaware.
(J) TAX LIABILITIES. The Investor understands that it is liable for its own tax liabilities regarding the transactions contemplated by this Agreement, including but not limited to, any subsequent sale of the Securities.
(K) REGULATION M. The Investor will comply with Regulation M under the 1934 Act.
(L) COMMERCIALLY REASONABLE EFFORTS. The Investor shall use all commercially reasonable efforts to timely satisfy each of the conditions set forth in Section 7 of this Agreement.
SECTION 4. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.
Except as set forth in the Schedules delivered by the Company to the Investor, or as disclosed in the Company’s SEC Documents, the Company represents and warrants to the Investor that:
(A) ORGANIZATION AND QUALIFICATION. The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware, and has the requisite corporate power and authorization to own its properties and to carry on its business as now being conducted. Each of the Company and the companies it owns or controls (“Subsidiaries”) is duly qualified to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. As used in this Agreement, “Material Adverse Effect” means any material adverse effect on the (i) assets, results of operations or financial condition of the Company and its Subsidiaries, if any, taken as a whole, (ii) legality, validity or enforceability of any Equity Line Transaction Document, or (iii) ability of the Company to perform its obligations under the Equity Line Transaction Documents.
POLYMEDIX, INC. INVESTMENT AGREEMENT. MAY 2009.

(B) AUTHORIZATION; ENFORCEMENT; COMPLIANCE WITH OTHER INSTRUMENTS.
(I) The Company has the requisite corporate power and authority to enter into and perform this Agreement and the Registration Rights Agreement, and to issue the Securities in accordance with the terms hereof.
(II) The execution and delivery of the Equity Line Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby, including without limitation the reservation for issuance and the issuance of the Securities pursuant to this Agreement, have been duly and validly authorized by the Company’s board of directors and no further consent or authorization is required by the Company, its board of directors, or its shareholders.
(III) The Equity Line Transaction Documents have been duly and validly executed and delivered by the Company.
(IV) The Equity Line Transaction Documents constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies, and insofar as indemnification and contribution provisions may be limited by applicable law.
(C) CAPITALIZATION. As of the date hereof, the authorized capital stock of the Company consists of (i) 250,000,000 shares of common stock, $.001 par value per share, of which 59,845,065 shares are issued and outstanding and (ii) 10,000,000 shares of Preferred Stock, $.001 par value per share, of which no shares are issued and outstanding.
Except as disclosed in the SEC Documents or on Schedule 4(C):
(I) no shares of the Company’s capital stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company; (II) there are no outstanding debt securities; (III) there are no outstanding shares of capital stock, options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries; (IV) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except the Registration Rights Agreement); (V) there are no outstanding securities of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (VI) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities as described in this Agreement; and (VII) the Company does not have any stock appreciation rights or “phantom stock” plans or agreements.
The Company has furnished to the Investor, or the Investor has had access through SEC’s website to, true and correct copies of the Company’s Amended and Restated Certificate of Incorporation, as amended, as in effect on the date hereof (the “Certificate of Incorporation”), and the Company’s Amended and Restated Bylaws, as in effect on the date hereof (the “By-laws”), and the terms of all securities convertible into or exercisable for Common Stock and the material rights of the holders thereof in respect thereto.
POLYMEDIX, INC. INVESTMENT AGREEMENT. MAY 2009.

(D) ISSUANCE OF SHARES. The Company has reserved 12,000,000 Shares for issuance pursuant to this Agreement, which have been duly authorized and reserved for issuance pursuant to this Agreement. Upon issuance in accordance with this Agreement, the Securities will be validly issued, fully paid for and non-assessable and free from all taxes, liens and charges with respect to the issue thereof (other than any taxes, liens or charges which may arise from the acts of the Investor).
(E) NO CONFLICTS. The execution, delivery and performance of the Equity Line Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby will not (I) result in a violation of the Certificate of Incorporation, any certificate of designations, preferences and rights of any outstanding series of preferred stock of the Company or the By-laws; or (II) conflict with, or constitute a material default (or an event which with notice or lapse of time or both would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, contract, indenture mortgage, indebtedness or instrument to which the Company or any of its Subsidiaries is a party, or to the Company’s knowledge result in a violation of any law, rule, regulation, order, judgment or decree (including United States federal and state securities laws and regulations and the rules and regulations of the Principal Market applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected. Except as disclosed in Schedule 4(E), neither the Company nor any of its Subsidiaries is in violation of any term of, or in default under, the Certificate of Incorporation, any certificate of designations, preferences and rights of any outstanding series of preferred stock of the Company or the By-laws, or their organizational charter or by-laws, respectively, or any contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company or its Subsidiaries, except for possible conflicts, defaults, terminations, amendments, accelerations, cancellations and violations that would not individually or in the aggregate have or constitute a Material Adverse Effect. The business of the Company and its Subsidiaries is not being conducted, and shall not be conducted, in violation of any law, statute, ordinance, rule, order or regulation of any governmental authority or agency, regulatory or self-regulatory agency, or court, except for possible violations the sanctions for which either individually or in the aggregate would not have a Material Adverse Effect. Except as specifically contemplated by this Agreement and as required under the 1933 Act or any securities laws of any states, to the Company’s knowledge, the Company is not required to obtain any consent, authorization, permit or order of, or make any filing or registration (except the filing of a registration statement as outlined in the Registration Rights Agreement between the parties hereto) with, any court, governmental authority or agency, regulatory or self-regulatory agency or other third party in order for it to execute, deliver or perform any of its obligations under, or contemplated by, the Equity Line Transaction Documents in accordance with the terms hereof or thereof. All consents, authorizations, permits, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence (other than those specifically contemplated by this Agreement and as required under the 1933 Act and state securities laws) have been obtained or effected on or prior to the date hereof and are in full force and effect as of the date hereof. Except as disclosed in Schedule 4(E), to the Company’s knowledge, it is not aware of any facts or circumstances which might give rise to any violation or default of the foregoing. The Company is not, and will not be, in violation of the listing requirements of the Principal Market as in effect on the date hereof and on each of the Closing Dates and, to the Company’s knowledge, it is not aware of any facts which would reasonably lead to the delisting or termination of the eligibility for quoting of the Common Stock by the Principal Market in the foreseeable future.
POLYMEDIX, INC. INVESTMENT AGREEMENT. MAY 2009.

(F) SEC DOCUMENTS; FINANCIAL STATEMENTS. As of the date hereof, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being herein referred to as the “SEC Documents”). The Company has delivered to the Investor or its representatives, or they have had access through the SEC’s website to, true and complete copies of the SEC Documents. As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (I) as may be otherwise indicated in such financial statements or the notes thereto, or (II) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments), and audited or reviewed by a firm that is registered with the Public Companies Accounting Oversight Board (“PCAOB”). Neither the Company nor any of its Subsidiaries or, to the Company’s knowledge, any of their officers, directors, employees or agents have provided the Investor with any material, nonpublic information which was not publicly disclosed prior to the date hereof and any material, nonpublic information provided to the Investor by the Company or its Subsidiaries or any of their officers, directors, employees or agents prior to any Closing Date shall be publicly disclosed by the Company prior to such Closing Date.
(G) INTENTIONALLY OMITTED.
(H) ABSENCE OF LITIGATION AND/OR REGULATORY PROCEEDINGS. Except as set forth in the SEC Documents, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company, the Common Stock or any of the Company’s Subsidiaries or any of the Company’s or the Company’s Subsidiaries’ officers or directors in their capacities as such, in which an adverse decision could have a Material Adverse Effect.
(I) ACKNOWLEDGMENT REGARDING INVESTOR’S PURCHASE OF SHARES. The Company acknowledges and agrees that between the Company and the Investor, the Investor is acting solely in the capacity of an arm’s length purchaser with respect to the Equity Line Transaction Documents and the transactions contemplated hereby and thereby (notwithstanding that the Investor will be an underwriter for purposes of the Registration Statement). The Company further acknowledges that the Investor is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Equity Line Transaction Documents and the transactions contemplated hereby and thereby and any advice given by the Investor or any of its respective representatives or agents in connection with the Equity Line Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to the Investor’s purchase of the Securities, and is not being relied on by the Company. The Company further represents to the Investor that the Company’s decision to enter into the Equity Line Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.
(J) NO UNDISCLOSED EVENTS, LIABILITIES, DEVELOPMENTS OR CIRCUMSTANCES. Except as set forth in the SEC Documents, as of the date hereof, no event, liability, development or circumstance has occurred or exists, or to the Company’s knowledge is contemplated to occur, with respect to the Company or its Subsidiaries or their respective business, properties, assets, prospects, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws on a registration statement filed with the SEC relating to an issuance and sale by the Company of its Common Stock and which has not been publicly announced.
POLYMEDIX, INC. INVESTMENT AGREEMENT. MAY 2009.

(K) EMPLOYEE RELATIONS. Neither the Company nor any of its Subsidiaries is involved in any union labor dispute nor, to the knowledge of the Company or any of its Subsidiaries, is any such dispute threatened. Neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that relations with their employees are good. To the Company’s knowledge, no executive officer (as defined in Rule 501(f) of Regulation D promulgated under the 1933 Act) has notified the Company that such officer intends to leave the Company’s employ or otherwise terminate such officer’s employment with the Company.
(L) INTELLECTUAL PROPERTY RIGHTS. The Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights material to the conduct of their respective businesses as now conducted. Except as set forth in the SEC Documents, none of the Company’s trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, government authorizations, trade secrets or other intellectual property rights material to the conduct of its business as now or as proposed to be conducted have expired or terminated, or are expected to expire or terminate within two (2) years from the date of this Agreement. To the Company’s knowledge, the Company and its Subsidiaries do not infringe any trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secret or other similar rights of others, and, except as set forth in the SEC Documents, there is no claim, action or proceeding being made or brought against, or to the Company’s knowledge, being threatened against, the Company or its Subsidiaries regarding trademark, trade name, patents, patent rights, invention, copyright, license, service names, service marks, service mark registrations, trade secret or other infringement; and, to the knowledge of the Company, the Company and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing. The Company and its Subsidiaries have taken commercially reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties.
(M) ENVIRONMENTAL LAWS. The Company and its Subsidiaries (I) are, to the knowledge of the Company, in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”); (II) have, to the knowledge of the Company, received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (III) are in compliance, to the knowledge of the Company, with all terms and conditions of any such permit, license or approval where, in each of (I), (II) and (III) above, the failure to so comply would have, individually or in the aggregate, a Material Adverse Effect.
(N) TITLE. The Company and its Subsidiaries have good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in the SEC Documents or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its Subsidiaries. Any real property and facilities held under lease by the Company or any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.
(O) INSURANCE. The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company reasonably believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any of its Subsidiaries has been refused any insurance coverage sought or applied for and neither the Company nor its Subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.
POLYMEDIX, INC. INVESTMENT AGREEMENT. MAY 2009.

(P) REGULATORY PERMITS. The Company and its Subsidiaries have in full force and effect all certificates, approvals, authorizations and permits from the appropriate federal, state, local or foreign regulatory authorities and comparable foreign regulatory agencies, necessary to own, lease or operate their respective properties and assets and conduct their respective businesses as now conducted, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, approval, authorization or permit, except for such certificates, approvals, authorizations or permits which if not obtained, or such revocations or modifications which, would not have a Material Adverse Effect.
(Q) INTERNAL CONTROL OVER FINANCIAL REPORTING. The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (I) the Company and its Subsidiaries maintain records that in reasonable detail accurately and fairly reflect their respective transactions and dispositions of assets, (II) receipts and expenditures are executed in accordance with management’s general or specific authorizations, and (III) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP (except in the case of unaudited statements, as permitted by the rules and regulations of the SEC).
(R) NO MATERIALLY ADVERSE CONTRACTS, ETC. Neither the Company nor any of its Subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of the Company’s officers has or is expected in the future to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is a party to any contract or agreement which in the judgment of the Company’s officers has or is expected to have a Material Adverse Effect.
(S) TAX STATUS. The Company and each of its Subsidiaries has made or filed all United States federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject and due prior to the date hereof (unless and only to the extent that the Company and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.
(T) CERTAIN TRANSACTIONS. Except as set forth in the SEC Documents and except for arm’s length transactions pursuant to which the Company makes payments in the ordinary course of business upon terms no less favorable than the Company could obtain from disinterested third parties and other than the grant of stock options disclosed in the SEC Documents, none of the officers, directors, or employees of the Company is a party to any transaction with the Company or any of its Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.
POLYMEDIX, INC. INVESTMENT AGREEMENT. MAY 2009.

(U) DILUTIVE EFFECT. The Company understands and acknowledges that the number of shares of Common Stock issuable upon purchases pursuant to this Agreement will increase in certain circumstances including, but not necessarily limited to, the circumstance wherein the trading price of the Common Stock declines during the period between the Effective Date and the end of the Open Period. The Company’s executive officers and directors have studied and fully understand the nature of the transactions contemplated by this Agreement and recognize that they have a potential dilutive effect on the shareholders of the Company. The board of directors of the Company has concluded, in its good faith business judgment, and with full understanding of the implications, that such issuance is in the best interests of the Company. The Company specifically acknowledges that, subject to such limitations as are expressly set forth in the Equity Line Transaction Documents, its obligation to issue shares of Common Stock upon purchases pursuant to this Agreement is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other shareholders of the Company.
(V) LOCK-UP. The Company shall cause its executive officers and directors to refrain from selling Common Stock during each Pricing Period.
(W) NO GENERAL SOLICITATION. Neither the Company, nor any of its affiliates, nor any person acting on its behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D promulgated under the 1933 Act) in connection with the offer or sale of the Common Stock to be issued to the Investor under this Agreement.
(X) NO BROKERS, FINDERS OR FINANCIAL ADVISORY FEES OR COMMISSIONS. No brokers, finders or financial advisory fees or commissions will be payable by the Company, its agents or Subsidiaries, with respect to the transactions contemplated by this Agreement, except as otherwise disclosed in this Agreement.
(Y) NO OTHER REPRESENTATIONS OR WARRANTIES. Except for the representations and warranties contained in this Section 4, neither the Company nor any other person on behalf of Company, including any director, officer or employee of the Company, makes any express or implied representation or warranty with respect to the Company or its Subsidiaries or with respect to any other information provided to Investor or its agents or affiliates in connection with the transactions contemplated hereby. Neither the Company nor any other person, including any director, officer or employee of the Company, will have or be subject to any liability or obligation to Investor or any other person resulting from the distribution to Investor, or Investor’s use of, any such information, including any information, documents, projections, forecasts of other material made available to Investor in expectation of the transactions contemplated hereby, unless any such information is expressly included in a representation or warranty contained in this Section 4.
SECTION 5. COVENANTS OF THE COMPANY.
(A) COMMERCIALLY REASONABLE EFFORTS. The Company shall use all commercially reasonable efforts to timely satisfy each of the conditions set forth in Section 8 of this Agreement.
(B) BLUE SKY. The Company shall, at its sole cost and expense, on or before each of the Closing Dates, take such action as the Company shall reasonably determine is necessary to qualify the Securities for, or obtain exemption for the Securities for, sale to the Investor at each of the Closings pursuant to this Agreement under applicable securities or “Blue Sky” laws of such states of the United States, and shall provide evidence of any such action so taken to the Investor on or prior to the Closing Date.
(C) REPORTING STATUS. Until one of the following occurs, the Company shall file all reports required to be filed by the Company with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status, or take an action or fail to take any action, which would terminate its status as a reporting company under the 1934 Act: (I) the Investor has sold all of the Securities, or (II) the Company has no right to put any additional shares of Common Stock to the Investor under this Agreement.
POLYMEDIX, INC. INVESTMENT AGREEMENT. MAY 2009.

(D) USE OF PROCEEDS. The Company will use the proceeds from the sale of the Securities (excluding amounts paid by the Company for fees as set forth in the Equity Line Transaction Documents) to support the commercialization of its current and future product candidates, to fund its research and development activities, for general working capital needs, or for other purposes that the board of directors of the Company, in its good faith, deems to be in the best interest of the Company.
(E) FINANCIAL INFORMATION. During the Open Period, the Company agrees to make available to the Investor, upon the Investor’s request, via SEC’s website, or if such materials are not available via SEC’s website, by such other means, the following documents and information on the forms set forth: (I) within five (5) Trading Days after the filing thereof with the SEC, a copy of its Annual Reports on Form 10-K, its Quarterly Reports on Form 10-Q, any Current Reports on Form 8-K and any Registration Statements or amendments filed pursuant to the 1933 Act; (II) copies of any notices and other information made available or given to the shareholders of the Company generally, contemporaneously with the making available or giving thereof to the shareholders; and (III) within two (2) calendar days of filing or delivery thereof, copies of all documents filed with, and all correspondence sent to, the Principal Market, any securities exchange or market, or the Financial Industry Regulatory Authority, unless such information is material nonpublic information.
(F) RESERVATION OF SHARES. The Company shall reserve and keep available for issuance 12,000,000 shares of Common Stock to provide for the issuance of the Securities to the Investor as required hereunder.
(G) INTENTIONALLY OMITTED.
(H) INTENTIONALLY OMITTED.
(I) FILING OF FORM 8-K. On or before the date which is four (4) Trading Days after the Execution Date, the Company shall file a Current Report on Form 8-K with the SEC describing the terms of the transaction contemplated by the Equity Line Transaction Documents in the form required by the 1934 Act.
(J) CORPORATE EXISTENCE. The Company shall use all commercially reasonable efforts to preserve and continue the corporate existence of the Company.
(K) NOTICE OF CERTAIN EVENTS AFFECTING REGISTRATION; SUSPENSION OF RIGHT TO MAKE A PUT. The Company shall promptly notify the Investor upon the occurrence of any of the following events in respect of a Registration Statement or related prospectus in respect of an offering of the Securities by the Investor for resale: (I) receipt of any request for additional information by the SEC during the period of effectiveness of the Registration Statement for amendments or supplements to the Registration Statement or related prospectus; (II) the issuance by the SEC of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for that purpose; (III) receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Securities for sale in any jurisdiction or the initiation or notice of any proceeding for such purpose; (IV) the happening of any event that makes any material statement made in such Registration Statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related prospectus or documents so that, in the case of a Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the related prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (V) the Company’s reasonable determination that a post-effective amendment to the Registration Statement would be appropriate, and the Company shall promptly make available to Investor any such supplement or amendment to the related prospectus. The Company shall not deliver to Investor any Put Notice during the continuation of any of the events described in this Section 5(K).
POLYMEDIX, INC. INVESTMENT AGREEMENT. MAY 2009.

(L) TRANSFER AGENT. Upon effectiveness of the Registration Statement, and for so long as the Registration Statement is effective, the Company shall deliver instructions to its transfer agent to issue Securities to the Investor that are covered for resale by the Registration Statement free of restrictive legends.
(M) ACKNOWLEDGEMENT OF TERMS. The Company hereby represents and warrants to the Investor that: (I) it is voluntarily entering into this Agreement of its own freewill, (II) it is not entering into this Agreement under economic duress, (III) the terms of this Agreement are reasonable and fair to the Company, and (IV) the Company has had independent legal counsel of its own choosing review this Agreement, advise the Company with respect to this Agreement, and represent the Company in connection with this Agreement.
(N) ABSENCE OF CERTAIN CHANGES. Except as otherwise set forth in the SEC Documents, the Company does not intend to change the business operations of the Company in any material way. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any bankruptcy law nor does the Company or its Subsidiaries have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings.
SECTION 6. INTENTIONALLY OMITTED.
SECTION 7. CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL.
The obligation hereunder of the Company to issue and sell the Securities to the Investor is further subject to the satisfaction, at or before each Closing Date, of each of the following conditions set forth below. These conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion.
(A) The Investor shall have executed this Agreement and the Registration Rights Agreement and delivered the same to the Company.
(B) The Investor shall have delivered to the Company prior to the applicable Closing Date, a Put Settlement Sheet in the form attached hereto as Exhibit D setting forth the calculation of the number of Shares subject to the Put (based on the applicable Put Amount and Purchase Price) and to be purchased by the Investor on the applicable Closing Date, including any revisions required as a result of a withdrawal by the Company of any portion of the applicable Put Amount pursuant to Section 2(C).
(C) The representations and warranties of the Investor shall be true and correct in all material respects as of the date when made and as of the applicable Closing Date as though made at that time (except for representations and warranties that speak as of a particular date, which shall be true and correct in all material respects as of such dates) and the Investor shall have performed, satisfied and complied, in all material respects, with the covenants, agreements and conditions required by the Equity Line Transaction Documents to be performed, satisfied or complied with by the Investor on or before such Closing Date.
(D) No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.
POLYMEDIX, INC. INVESTMENT AGREEMENT. MAY 2009.

SECTION 8. FURTHER CONDITIONS TO THE INVESTOR’S OBLIGATION TO PURCHASE.
The obligation of the Investor hereunder to purchase Shares is subject to the satisfaction, on or before each Closing Date, of each of the following conditions set forth below.
(A) The Company shall have executed the Equity Line Transaction Documents and delivered the same to the Investor.
(B) The Common Stock shall be eligible for quotation on the Principal Market and trading in the Common Stock shall not have been suspended by the Principal Market or the SEC, at any time beginning on the applicable Put Notice Date and through and including the respective Closing Date (excluding suspensions of not more than one (1) Trading Day resulting from business announcements by the Company).
(C) The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the applicable Closing Date as though made at that time (except for representations and warranties that speak as of a particular date, which shall be true and correct in all material respects as of such dates) and the Company shall have performed, satisfied and complied, in all material respects, with the covenants, agreements and conditions required by the Equity Line Transaction Documents to be performed, satisfied or complied with by the Company on or before such Closing Date. At the Investor’s request, the Company shall deliver a certificate of an authorized officer of the Company, setting forth an update as of such Closing Date of the representation contained in Section 4(C) above.
(D) The Company shall have executed and delivered to the Investor the certificates representing, or have executed electronic book-entry transfer of, the Securities (in such denominations as the Investor shall request) being purchased by the Investor at such Closing.
(E) The board of directors of the Company shall have adopted resolutions consistent with Section 4(B)(II) above (the “Resolutions”) and such Resolutions shall not have been amended to be inconsistent with Section 4(B)(II) above or rescinded prior to such Closing Date.
(F) Reserved.
(G) No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.
(H) The Registration Statement shall be effective on each Closing Date and no stop order suspending the effectiveness of the Registration Statement shall be in effect or to the Company’s knowledge shall be pending or threatened. Furthermore, on each Closing Date (I) neither the Company nor the Investor shall have received notice that the SEC has issued or intends to issue a stop order with respect to such Registration Statement or that the SEC otherwise has suspended or withdrawn the effectiveness of such Registration Statement, either temporarily or permanently, or intends or has threatened to do so (unless the SEC’s concerns have been addressed and Investor is reasonably satisfied that the SEC no longer is considering or intends to take such action), and (II) no other suspension of the use or withdrawal of the effectiveness of such Registration Statement or related prospectus shall exist.
(I) At the time of each Closing, the Registration Statement (including information or documents incorporated by reference therein) and any amendments or supplements thereto shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or which would require public disclosure or an update supplement to the prospectus.
POLYMEDIX, INC. INVESTMENT AGREEMENT. MAY 2009.

(J) Intentionally omitted.
(K) The conditions to such Closing set forth in Section 2(E) shall have been satisfied on or before such Closing Date.
(L) The Company shall have certified to the Investor the number of Shares of Common Stock outstanding when a Put Notice is given to the Investor. The Company’s delivery of a Put Notice to the Investor constitutes the Company’s certification of the existence of the necessary number of shares of Common Stock reserved for issuance.
SECTION 9. TERMINATION. This Agreement shall terminate upon any of the following events:
(I) when the Investor has paid an aggregate Purchase Price of ten million dollars ($10,000,000) for the Common Stock of the Company issued pursuant to this Agreement; or,
(II) on the date which is thirty-six (36) months after the Effective Date; or,
(III) five (5) days after the Company shall deliver written notice of termination to the Investor.
Any and all Shares and amounts (including penalties, if any), due under this Agreement shall be immediately payable and due upon termination of this Agreement.
SECTION 10. SUSPENSION
The Company’s right to put and the Investor’s obligation to purchase Shares under this Agreement shall be suspended upon any of the following events, and shall remain suspended until such event is rectified:
(I) the trading of the Common Stock is suspended by the SEC or the Principal Market for a period of two (2) consecutive Trading Days during the Open Period; or,
(II) The Common Stock ceases to be registered under the 1934 Act or listed or traded on the Principal Market.
Immediately upon the occurrence of one of the above-described events, the Company shall send written notice of such event to the Investor.
POLYMEDIX, INC. INVESTMENT AGREEMENT. MAY 2009.

SECTION 11. INDEMNIFICATION.
In consideration of the parties mutual obligations set forth in the Equity Line Transaction Documents, each of the parties (in such capacity, an “Indemnitor”) shall defend, protect, indemnify and hold harmless the other and all of the other party’s shareholders, officers, directors, employees, counsel, and direct or indirect investors and any of the foregoing person’s agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and reasonable expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (I) any material misrepresentation or material breach of any representation or warranty made by the Indemnitor in any other Equity Line Transaction Document; (II) any material breach of any covenant, agreement or obligation of the Indemnitor contained in the Equity Line Transaction Documents; or (III) any cause of action, suit or claim brought or made against such Indemnitee by a third party and arising out of or resulting from the Indemnitor’s execution, delivery, performance or enforcement of the Equity Line Transaction Documents, except (i) insofar as any such misrepresentation, breach or any untrue statement, alleged untrue statement, omission or alleged omission is made in reliance upon and in conformity with information furnished to Indemnitor which is specifically intended for use in the preparation of any such Registration Statement, preliminary prospectus, prospectus or amendments to the prospectus or (ii) for any diminution in the value of Common Stock or loss incurred upon any resale of Securities. To the extent that the foregoing undertaking by the Indemnitor may be unenforceable for any reason, the Indemnitor shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The indemnity provisions contained herein shall be exclusive of any cause of action or similar rights Indemnitor may have, and any liabilities the Indemnitor or the Indemnitees may be subject to.
SECTION 12. MISCELLANEOUS.
(A) GOVERNING LAW; DISPUTES SUBMITTED TO ARBITRATION. All disputes arising under this agreement shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts, without regard to principles of conflict of laws. The parties to this agreement will submit all disputes arising under this agreement to arbitration in Boston, Massachusetts before a single arbitrator of the American Arbitration Association (“AAA”). The arbitrator shall be selected by application of the rules of the AAA, or by mutual agreement of the parties, except that such arbitrator shall be an attorney admitted to practice law in the Commonwealth of Massachusetts. No party to this agreement will challenge the jurisdiction or venue provisions as provided in this section. Nothing contained herein shall prevent the party from obtaining an injunction.
(B) LEGAL FEES; AND MISCELLANEOUS FEES. Except as otherwise set forth in the Equity Line Transaction Documents, each party shall pay the fees and expenses of its advisers, counsel, the accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. Any attorneys’ fees and expenses incurred by either the Company or the Investor in connection with the preparation, negotiation, execution and delivery of any amendments to this Agreement or relating to the enforcement of the rights of any party, after the occurrence of any breach of the terms of this Agreement by another party or any default by another party in respect of the transactions contemplated hereunder, shall be paid on demand by the party which breached the Agreement and/or defaulted, as the case may be. The Company shall pay all stamp and other taxes and duties levied in connection with the issuance of any Securities.
(C) COUNTERPARTS. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature or an e-mail delivery of a “.pdf” format data file shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original signature.
(D) HEADINGS; SINGULAR/PLURAL. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. Whenever required by the context of this Agreement, the singular shall include the plural and masculine shall include the feminine.
(E) SEVERABILITY. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.
POLYMEDIX, INC. INVESTMENT AGREEMENT. MAY 2009.

(F) ENTIRE AGREEMENT; AMENDMENTS. This Agreement is the FINAL AGREEMENT between the Company and the Investor with respect to the terms and conditions set forth herein, and, the terms of this Agreement may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties hereto. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Investor, and no provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought. The execution and delivery of the Equity Line Transaction Documents shall not alter the force and effect of any other agreements between the parties hereto, and the obligations under those agreements.
(G) NOTICES. Any notices or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (I) upon receipt, when delivered personally; (II) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (III) one (1) day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:
If to the Company:
PolyMedix, Inc.
170 N. Radnor-Chester Road; Suite 300
Radnor, PA 19087
Telephone: 484-598-2332
Facsimile: 484-598-2333
Attention: Ed Smith, Chief Financial Officer
E-mail: esmith@polymedix.com
If to the Investor:
Dutchess Equity Fund, LP
50 Commonwealth Avenue, Suite 2
Boston, MA 02116
Telephone: 617-301-4702
Facsimile: 617-249-0947
Attention: Theodore J. Smith, Chief Operating Officer & Managing Director
E-mail: tsmith@dpef.com
Each party shall provide five (5) days prior written notice to the other party of any change in address or facsimile number.
(H) NO ASSIGNMENT. This Agreement may not be assigned.
(I) NO THIRD PARTY BENEFICIARIES. This Agreement is intended for the benefit of the parties hereto and is not for the benefit of, nor may any provision hereof be enforced by, any other person, except that the Company acknowledges that the rights of the Investor may be enforced by its general partner.
(J) SURVIVAL. Section 11 and Section 12 shall survive termination of this Agreement.
(K) PUBLICITY. The Company and the Investor shall consult with each other in issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby and no party shall issue any such press release or otherwise make any such public statement without the prior consent of the other party, which consent shall not be unreasonably withheld, conditioned or delayed, except that no prior consent shall be required if such disclosure is required by law, in which such case the disclosing party shall provide the other party with prior notice of such public statement to the extent permitted by applicable law or regulatory authority. The Investor acknowledges that this Agreement and all or part of the Equity Line Transaction Documents may be deemed to be “material contracts” as that term is defined by Item 601(b)(10) of Regulation S-K, and that the Company may therefore be required to file such documents as exhibits to reports or registration statements filed under the 1933 Act or the 1934 Act. The Investor further agrees that the status of such documents and materials as material contracts shall be determined solely by the Company, in consultation with its counsel.
POLYMEDIX, INC. INVESTMENT AGREEMENT. MAY 2009.

(L) FURTHER ASSURANCES. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.
(M) INTENTIONALLY OMITTED.
(N) NO STRICT CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party, as the parties mutually agree that each has had a full and fair opportunity to review this Agreement and seek the advice of counsel on it.
(O) REMEDIES. Any person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically, to recover damages by reason of any default or breach of any provision of this Agreement, including the recovery of reasonable attorneys fees and costs, and to exercise all other rights granted by law.
(P) PAYMENT SET ASIDE. To the extent that the Company makes a payment or payments to the Investor hereunder or under the Registration Rights Agreement, or the Investor enforces or exercises its rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.
(Q) PRICING OF COMMON STOCK. For purposes of this Agreement, the daily VWAP of the Common Stock shall be as reported on Bloomberg.
POLYMEDIX, INC. INVESTMENT AGREEMENT. MAY 2009.

SECTION 13. NON-DISCLOSURE OF NON-PUBLIC INFORMATION.
Nothing herein shall require the Company to disclose non-public information to the Investor or its advisors or representatives, and the Company represents that it does not disseminate material non-public information to any investors who purchase stock in the Company in a public offering, to money managers or to securities analysts, provided, however, that notwithstanding anything herein to the contrary, the Company will, as hereinabove provided, immediately notify the advisors and representatives of the Investor and, if any, underwriters, of any event or the existence of any circumstance (without any obligation to disclose the specific event or circumstance) of which it becomes aware, constituting material non-public information (whether or not requested of the Company specifically or generally during the course of due diligence by such persons or entities), which, if not disclosed in the prospectus included in the Registration Statement would cause such prospectus to include a material misstatement or to omit a material fact required to be stated therein in order to make the statements, therein, in light of the circumstances in which they were made, not misleading. Nothing contained in this Section 13 shall be construed to mean that persons or entities other than the Investor (without the written consent of the Investor prior to disclosure of such information) may not obtain non-public information in the course of conducting due diligence in accordance with the terms of this Agreement and nothing herein shall prevent any such persons or entities from notifying the Company of their opinion that based on such due diligence by such persons or entities, that the Registration Statement contains an untrue statement of material fact or omits a material fact required to be stated in the Registration Statement or necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading.
SECTION 14. ACKNOWLEDGEMENTS OF THE PARTIES.
Notwithstanding anything in this Agreement to the contrary, the parties hereto hereby acknowledge and agree to the following: (I) the Investor makes no representations or covenants that it will not engage in trading in the securities of the Company, other than the Investor will not sell short the Company’s common stock at any time during this Agreement and will comply with all applicable laws, regulations and rules; (II) the Company shall, by 8:30 a.m. Boston Time on the fourth business day following the date hereof, file a current report on Form 8-K disclosing the material terms of the transactions contemplated hereby and in the other Equity Line Transaction Documents; (III) the Company has not and shall not provide material non-public information to the Investor unless prior thereto the Investor shall have executed a written agreement regarding the confidentiality and use of such information; and (IV) the Company understands and confirms that the Investor will be relying on the acknowledgements set forth in clauses (I) through (III) above if the Investor effects any transactions in the securities of the Company.
POLYMEDIX, INC. INVESTMENT AGREEMENT. MAY 2009.

SIGNATURE PAGE OF INVESTMENT AGREEMENT
Your signature on this Signature Page evidences your agreement to be bound by the terms and conditions of the Investment Agreement and the Registration Rights Agreement as of the date first written above.
The undersigned signatory hereby certifies that he has read and understands the Investment Agreement, and the representations made by the undersigned in this Investment Agreement are true and accurate, and agrees to be bound by its terms.

DUTCHESS EQUITY FUND, LP,
By:	/s/ Douglas H. Leighton
Douglas H. Leighton
Managing Member of: Dutchess Capital Management, LLC General Partner to: Dutchess Equity Fund, LP

POLYMEDIX, INC.
By:	/s/ Edward F. Smith
Edward F. Smith
Vice President, Finance Chief Financial Officer
POLYMEDIX, INC. INVESTMENT AGREEMENT. MAY 2009.

LIST OF EXHIBITS

EXHIBIT A	Registration Rights Agreement
EXHIBIT B	Intentionally Omitted
EXHIBIT C	Put Notice
EXHIBIT D	Put Settlement Sheet
POLYMEDIX, INC. INVESTMENT AGREEMENT. MAY 2009.

EXHIBIT A
POLYMEDIX, INC. INVESTMENT AGREEMENT. MAY 2009.

EXHIBIT C
PUT NOTICE
Date:
RE: Put Notice Number  _____
Dear Mr. Leighton,
This is to inform you that as of today, PolyMedix, Inc., a Delaware corporation (the “Company”), hereby elects to exercise its right pursuant to the Investment Agreement to require Dutchess Equity Fund, LP to purchase shares of its common stock. The Company hereby certifies that:
The amount of this put is $                    .
The Pricing Period runs from                      until                     .
The Minimum Acceptable Price is                     .
The current number of shares issued and outstanding of the Company are:
The number of shares currently issuable pursuant to the Investment Agreement and available for resale pursuant to the Registration Statement (prior to giving effect to this Put Notice) is:

Regards,

PolyMedix, Inc.
Edward F. Smith
Vice President, Finance
Chief Financial Officer
POLYMEDIX, INC. INVESTMENT AGREEMENT. MAY 2009.

EXHIBIT D
PUT SETTLEMENT SHEET
Date:
Dear Mr. Smith,
Pursuant to the Put given by PolyMedix, Inc., to Dutchess Equity Fund, LP on                      200_, we are now submitting the amount of common shares for you to issue to Dutchess.
Please have a certificate bearing no restrictive legend totaling                      shares issued to Dutchess Equity Fund, LP immediately and send via DWAC to the following account:
XXXXXX
If not DWAC eligible, please send FedEx Priority Overnight to:
XXXXXX
Once these shares are received by us, we will have the funds wired to the Company.
Regards,
Douglas H. Leighton
POLYMEDIX, INC. INVESTMENT AGREEMENT. MAY 2009.

DATE	PRICE

Date of Day 1	VWAP of Day 1
Date of Day 2	VWAP of Day 2
Date of Day 3	VWAP of Day 3
Date of Day 4	VWAP of Day 4
Date of Day 5	VWAP of Day 5

VWAP IN PRICING PERIOD

PUT AMOUNT

AMOUNT WIRED TO COMPANY

PURCHASE PRICE (95)% (NINETY-FIVE PERCENT))

AMOUNT OF SHARES DUE

The undersigned has completed this Put as of this  _____th day of                     , 200_.
POLYMEDIX, INC.

Edward F. Smith
Vice President, Finance
Chief Financial Officer
POLYMEDIX, INC. INVESTMENT AGREEMENT. MAY 2009.